Exhibit (d)(56)

Form of

Schedule A

Funds and Portfolios Covered by Master International Research Agreement

between

Fidelity International Investment Advisors

and

FMR Co., Inc.

dated as of ______________

Name of Fund	Name of Portfolio	Type of Fund	Effective Date
Fidelity Central Investment Portfolios LLC	Fidelity International Equity Central Fund	Equity	11/15/07
Fidelity Central Investment Portfolios LLC	Fidelity High Income Central Fund 2	Fixed-Income	3/20/08

Agreed and Accepted

as of ___________

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